EXHIBIT 5.1

                [LETTERHEAD OF KAPLAN GOTTBETTER & LEVENSON, LLP]


May 14,  2003

Lapis  Technologies,  Inc.
19  W.  34th  Street,  Suite  1008
New  York,  NY,  10001

     Re:  Lapis  Technologies,  Inc.
          Registration Statement on Form SB-2, Amendment Number 2 for 733,000 Shares of Common Stock

Ladies  and  Gentlemen:

     We have acted as counsel to Lapis Technologies, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof, in connection with the proposed offering of up to 733,000 shares of Common Stock, par value $0.001 per share (the "Common Stock") of the Registrant (the "Securities").

     For purposes of this opinion we have examined: (i) the Registration Statement, (ii) the Certificate of Incorporation, and the By-Laws of the Registrant, and amendments thereto, if any, (iii) resolutions of the Registrant's Board of Directors, and (iv) such documents, records, agreements, proceedings and legal matters as we have deemed necessary to examine. With respect to any documents or other corporate records which we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

This opinion opines upon Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

     Based  upon  the  foregoing,  we  are  of  the  opinion  that:

          (1) the Registrant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and

          (2) the Securities sold pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

     We  hereby  consent  to  the  filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption




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"Legal  Matters."  In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/  Kaplan  Gottbetter  &  Levenson,  LLP.
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Kaplan  Gottbetter  &  Levenson



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